Countrywide
HOME LOANS
400 Countrywide Way
February 28, 2007 Simi Valley, California 93065-6298
US BANK
2121 CLIFF DR,#205
EAGAN,MN 55122
OFFICER'S CERTIFICATE
I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s)
set forth on Exhibit A attached hereto (the "Servicing Agreement") that:
(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and
(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year,
February 28, 2007
/s/: Joseph Candelario
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration
See Deal Name listing on following page.
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Exhibit A
US BANK (JPMMT 2006-A5)
US BANK (JPALT 2006-A5)
US BANK (JPALT 2006-A7)
JPMMT 2006-A5
Exhibit 35 a)
Exhibit 35 b)
ANNUAL STATEMENT OF COMPLIANCE
RE: J.P. Morgan Alternative Loan Trust (JPALT) 2006-A7: The
Pooling and Servicing Agreement by and among HSBC Bank USA,
NA as Trustee, Fifth Third Mortgage Company, as Servicer, U.S.
Bank, NA as Securities Administrator, U.S. Bank, NA as Master
Servicer, J.P. Morgan Chase Bank, NA as Custodian, J.P. Morgan
Accpt Corp. as Depositor (the "Agreement")
The undersigned, a duly authorized officer of Fifth Third Mortgage Company as Servicer (the
"Servicer") pursuant to the J.P. Morgan Alternative Loan Trust (JPALT) 2006-A7 (The "Agreement"),
does hereby certify that:
1. A review of the activities of the Servicer during the calendar year ending December 31,
2006 and of the performance of the Servicer under the Agreement has been made under my supervision; and
2. To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Date: March 19, 2007
Fifth Third Mortgage Company
as Servicer By;
/s /Chuck Maness
Name: Chuck Maness
Title: Vice President
Exhibit 35 c)
GREENPOINT MORTGAGE FUNDING, INC.
SERVICER COMPLIANCE STATEMENT
JPALT 2006-A7
I, Michael De Francesco, an authorized officer of GreenPoint Mortgage Funding, Inc. (the "Servicer"),
certify that:
1. A review of the Servicer's activities during the period from and including January 1,
2006 through and including December 31, 2006 (or applicable portion thereof) and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.
2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.
Capitalized terms used but not defined herein have the meanings ascribed to them in the
Agreement.
Date: February 28, 2007
/s /Michael De Francesco
Michael De Francesco
Senior Vice President, Loan Administration
[Chase logo]
SERVICER COMPLIANCE STATEMENT
RE: J.P. Morgan Alternative Loan Trust (JPALT) 2006-A7: The Pooling and Servicing
Agreement by and among JPMorgan Accpt Corp I as Assignee, J.P. Morgan Mortgage
Acquisition Corp. as Assignor, JPMorgan Chase Bank, NA as Custodian, JPMorgan
Accpt Corp I as Depositor, U.S. Bank National Association as Master Servicer, HSBC
Bank USA, N.A. as Trustee, and JPMorgan Chase Bank NA as Servicer (the
"Agreement")
The undersigned, a duly authorized officer of JPMorgan Chase Bank, National
Association, as Servicer (the "Servicer") pursuant to the J.P. Morgan Alternative Loan
Trust (JPALT) 2006-A7 (The "Agreement"), does hereby certify that:
(1) A review of the activities of the Servicer during the calendar year ending
December 31, 2006 and of the performance of the Servicer under the Agreement has been made under my supervision; and
(2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Date: 02/28/2007
JPMorgan Chase Bank, National
Association, as Servicer
By: /s/ David Lowman
Name: David Lowman
Title: Executive Vice President
Exhibit 35 d)
[Chase logo]
SUBSERVICER COMPLIANCE STATEMENT
RE:
J.P. Morgan Alternative Loan Trust (JPALT) 2006-A7: The Pooling and Servicing
Agreement by and among J.P. Morgan Accpt Corp. as Assignee, J.P. Morgan Mortgage
Acquisition Corp as Assignor, J.P. Morgan Chase Bank, NA as Custodian, J.P. Morgan
Accpt Corp as Depositor, U.S. Bank, NA as Master Servicer, HSBC Bank USA, NA as
Trustee and JPMorgan Chase Bank NA as Servicer (the "Agreement")
The undersigned, each a duly authorized officer of Chase Home Finance LLC ("CHF"), do hereby certify that:
(1) CHF is a Subservicer under the Agreement
(2) A review of the activities of CHF during the calendar year ending
December 31, 2006 and of the performance of CHF under the Agreement has been made under our supervision; and
(3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Capitalized terms used but not defined herein shall have the meanings assigned in the
Agreement.
Date: 02/28/2007
Chase Home Finance LLC, as Subservicer
By: /s/ Kim Greaves
Name: Kim Greaves
Title: Senior Vice President
Servicing Manager
By: /s/ Jim Miller
Name: Jim Miller
Title: Senior Vice President
Default Servicing Manager
Exhibit 35 e)
[PHH Mortgage logo]
4001 Leadenhall Road
Mt. Laurel. NJ 0X054
February 28, 2007
US BANK NATIONAL ASSOC
JP Morgan Alternative Loan Trust 2006-A7
2121 Cliff Road
#205
Eagan, MN 55122
RE: Annual Statement as to Compliance
Deal or contract name; JPALT 2006-A7
Dear US BANK NATIONAL ASSOCI,
The undersigned officer certifies the following for PHH Mortgage Corp. f/k/a Cendant
Mortgage Corp., for the 2006 calendar year. To the best of our knowledge;
a) The activities and performances of the Servicer during the preceding Fiscal year under the terms of the Servicing Agreement, Trust Agreement. Pooling and Servicing
Agreement and/or Servicer Guide for the deal listed above, and to the best of my knowledge the Servicer has fulfilled all of its duties, responsibilities or obligations under this Agreement throughout such year, or if there has been default or failure of the
Servicer to perform any such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to US BANK
NATIONAL ASSOCI;
b)
The Servicer is currently an approved FNMA or FHLMC Servicer in good standing;
c)
The Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide are in full force and effect;
d)
All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each
Mortgaged Property, have been paid and that such insurance policies are in full force and effect;
e)
All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgage Property, have been paid, or if any such costs or expenses have been paid with respect to any
Mortgaged Property, the reason for the non-payment has been reported to US BANK
NATIONAL ASSOCI;
f)
All Custodial Accounts have been reconciled and are properly funded; and
Exhibit 35 f)
g) All annual reports of Foreclosure and Abandonment of Mortgaged Property required per section 6050H, 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed
Certified by
/s/: Deborah Rocchi
Deborah Rocchi
Assistant Vice President
Date: February 28, 2007
PHH Investor number reference: 655-001
[PHH Mortgage logo]
4001 Leadenhall Road
Mt. Laurel, NJ 08054
March 7, 2007
cc: JP Morgan Acceptance Corp. I
JP Morgan Alternative Loan Trust 2006-A7
270 Park Avenue
New York, NY 10017
Re: Servicer Compliance Statement
Deal Name: JPALT 2006-A7
Dear Sir and/or Madame:
This statement of compliance is being provided in accordance with Item 1123 of
Regulation AB. The Undersigned hereby states that:
1. I am an authorized officer of PHH Mortgage Corporation (the "Servicer");
2.
A review of the Servicer's activities during the period from 11/01/2006
(the "Reporting Period") and its performance under the Agreement has been made under my supervision; and
3.
To the best of my knowledge, based on such review, except as described in section 3(a) hereto, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.
a.
The Servicer did not maintain or provide one of the required monthly reports, specifically the S5L2 Fidelity report, as stated in the transaction agreement(s) for the Reporting period shown in section 2 of this statement.
By: /s/: Deborah A. Rocchi
Name: Deborah A. Rocchi
Title: Assistant Vice President
U.S. BANK NATIONAL ASSOCIATION,
AS MASTER SERVICER
1123 CERTIFICATION
Re: J.P. MORGAN ALTERNATIVE LOAN TRUST 2006-A7, MORTGAGE PASS-
THROUGH CERTIFICATES
Pursuant to the pooling and servicing agreement, the undersigned Officer, to the best of his/her knowledge, hereby certifies to the following obligations as set forth in Item 1123 of Regulation
AB applicable to it :
(A) a review of such party's activities during the preceding calendar year or portion thereof and of such party's performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer's supervision and,
(B) to the best of such officer's knowledge, based on such revie w, such party has fulfilled all its obligations under this Agreement, in all material respects throughout such year or portion thereof.
U.S. Bank National Association,
as Master Servicer, Securities
Administrator and Custodian
/s/: Bryan R. Calder________
Name: Bryan R. Calder
Title: Executive Vice President
Date: February 26, 2007
Exhibit 35 g)